EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 16, 2003 relating to the financial statements of Greens Creek Joint Venture (not separately presented herein), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Salt Lake City, Utah
April 23, 2003